As filed with the Securities and Exchange Commission on September 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_________________________

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

 _________________________

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PEDEVCO Corp.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

(Address of Principal Executive Offices) (Zip Code)

PEDEVCO CORP. 2021 EQUITY INCENTIVE PLAN

(Full title of the plan)

J. Douglas Schick

President and Chief Executive Officer

PEDEVCO Corp.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

(Name and address of agent for service)

(713) 221-1768

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by PEDEVCO Corp., a Texas corporation (the “Registrant” or the “Company”), in connection with the registration of:

(i)

an additional 900,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) that may be issued under the PEDEVCO Corp. 2021 Equity Incentive Plan (the “2021 Plan”), as amended by the Third Amendment to the 2021 Plan approved by our stockholders at the 2026 Annual Meeting of Stockholders held on August 27, 2026 (the “Amendment” and the 2021 Plan as amended to date, the “2021 Plan”); and

(ii)

the reoffer and resale of 55,500 shares (the “2012 Plan Shares”) of Common Stock previously granted under the PEDEVCO Corp. Amended and Restated 2012 Equity Incentive Plan, as amended (the “2012 Plan”), and 116,921 shares of Common Stock previously granted under the 2021 Plan (the “2021 Plan Shares”, and together with the 2012 Plan Shares, the “Shares”), to certain employees and directors of the Company (the “Selling Stockholders”).

This registration statement contains two parts. The first part contains a “reoffer” prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used for the reoffer and resale on a continuous or delayed basis of the Shares, which may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are held by the Selling Stockholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus does not necessarily represent a present intention on the part of any of the Selling Stockholders to sell any or all such shares of Common Stock. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Item 1. Plan Information.

The Company will provide each recipient (the “Recipients”) of an award under the 2021 Plan with documents that contain information related to the 2021 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Clark R. Moore, General Counsel

PEDEVCO Corp.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

(713) 221-1768

REOFFER PROSPECTUS

PEDEVCO Corp.

172,421 Shares of Common Stock

This prospectus (the “Reoffer Prospectus”) relates to 172,421 shares (the “Shares”) of common stock, par value $0.001 per share (“common stock”), of PEDEVCO Corp., a Texas corporation, which Shares may be offered from time to time by certain stockholders that are our current or former employees or directors (the “Selling Stockholders”), for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the PEDEVCO Corp. Amended and Restated 2012 Equity Incentive Plan (55,500 of the Shares)(as amended and/or restated, the “2012 Plan”) and the PEDEVCO Corp. 2021 Equity Incentive Plan (116,921 of the Shares) (as amended and/or restated, the “2021 Plan” and together with the 2012 Plan, the “Plans”).

The Selling Stockholders may sell the securities described in this Reoffer Prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

The Shares were issued pursuant to restricted stock awards granted to Selling Stockholders and are “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of common stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our common stock trades on the NYSE American, or NYSE, under the symbol “PED.” On September 14, 2026, the last reported sale price of our common stock on NYSE was $15.65 per share.

You should read this Reoffer Prospectus, together with additional information described under the headings “Information Incorporated By Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference herein as discussed in the “Risk Factors” section beginning on page 5 of this Reoffer Prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

The Securities and Exchange Commission (the “SEC” or the “Commission”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is September 15, 2026

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this Reoffer Prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of our common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

Certain of our trademarks, service marks, trade names and copyrights appearing in this Reoffer Prospectus are the property of PEDEVCO Corp. or its affiliates. Other trademarks, trade names, and service marks used in this Reoffer Prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this Reoffer Prospectus to “we,” “us,” “our,” “our company,” and “PEDEVCO” refer to PEDEVCO Corp.

i

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Information Incorporated By Reference” and “Where You Can Find More Information,” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE COMPANY

Our Company

We are an oil and gas company focused on the acquisition and development of oil and natural gas assets where the latest in modern drilling and completion techniques and technologies have yet to be applied. In particular, we focus on legacy proven properties where there is a long production history, well defined geology and existing infrastructure that can be leveraged when applying modern field management technologies. Our current properties are located in the Denver-Julesberg Basin (“D-J Basin”) in Colorado and Wyoming, the Powder River Basin (“PRB”) in Wyoming, and in the San Andres formation of the Permian Basin situated in West Texas and eastern New Mexico (the “Permian Basin”).

Business Strategy

We believe that horizontal development and exploitation of conventional and unconventional oil and gas assets in the Rockies region, including the D-J Basin and Powder River Basins, and the Permian Basin, represent among the most economic oil and natural gas plays in the U.S. We plan to optimize our existing assets and opportunistically seek additional acreage proximate to our currently held core acreage, as well as target other acquisitions in the Rockies region that fit our acquisition criteria. We believe there is a significant opportunity to build a leading oil and gas company in the Rockies region through both organic growth and acquisitions on terms that are more attractive than what we see in other oil and gas producing basins.

Specifically, we seek to increase stockholder value through the following strategies:

•

Grow production, cash flow and reserves by developing our operated drilling inventory and participating opportunistically in non-operated projects. We believe our extensive inventory of drilling locations in the D-J Basin, Powder River Basin, and Permian Basin, combined with our operating expertise, will enable us to continue to deliver accretive production, cash flow and reserves growth. We believe the location, concentration and scale of our core leasehold positions, coupled with our technical understanding of the reservoirs, will allow us to efficiently develop our core areas and to allocate capital to maximize the value of our resource base.

•

Apply modern drilling and completion techniques and technologies. We own and intend to acquire additional properties that have been historically underdeveloped and underexploited. We believe our attention to detail and application of the latest industry advances in horizontal drilling, completions design, frac intensity and locally optimal frac fluids will allow us to successfully develop our properties.

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•

Optimization of development plans, well density and configuration. We own properties that are located in oil and gas producing basins that are geologically well defined, characterized by widespread vertical and horizontal development and geological well control. We utilize the extensive geological, petrophysical and production data of such properties to confirm optimal development plans, well spacing and configuration using modern reservoir evaluation methodologies.

•

Maintain a high degree of operational control and/or form partnerships which allow for a high degree of control over non-operated properties. We believe that by retaining operational control and/or by forming partnerships which require consent and input by all partners in major development projects, we can efficiently manage the timing and amount of our capital expenditures and operating costs, and thus key in on the optimal drilling and completions strategies, which we believe will generate higher recoveries and greater rates of return per well.

•

Leverage extensive deal flow, technical and operational experience to evaluate and execute accretive acquisition opportunities. Our management and technical teams have an extensive track record of forming, buying, building and selling oil and gas businesses. We also have significant expertise in successfully sourcing, evaluating and executing acquisition opportunities. We believe our understanding of the business, financial, geology, geophysics and reservoir properties of potential acquisition targets will allow us to identify and acquire highly prospective acquisitions and leasing opportunities in order to grow our reserve base and maximize stockholder value.

•

Preserve financial flexibility to pursue organic and external growth opportunities. We intend to maintain a disciplined financial profile in order to provide flexibility across various commodity and market cycles.

Our strategy is to be the operator and/or a significant working interest owner, directly or through our subsidiaries and joint ventures, in the majority of our acreage so we can dictate the pace of development in order to execute our business plan. In areas we deem highly economic and do not have a high enough working interest to serve as operator, we seek to participate in projects if returns match or exceed other projects in our portfolio. Due to the fragmented nature of acreage positions in some of our holdings, our ownership interest does not always allow us to serve as the operator.

Risks Factors Summary

Investing in our Common Stock involves numerous risks, including the risks described in the section titled “Risk Factors” and the risk factors set forth in our most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information, contained or incorporated by reference in this Reoffer Prospectus. You should carefully consider these risks before making an investment. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations, and prospects.

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We face risks and uncertainties related to our business, many of which are beyond our control. In particular, risks associated with our business include:

•	Our need to raise additional capital to support our operations and repay outstanding indebtedness.

•	The future price of oil, natural gas and natural gas liquids (NGLs);

•

The impact of public health crises, similar to COVID-19, on the Company’s operations, future prospects, the value of its properties, and the economy in general, including the related effect on the supply and demand, and ultimate price of oil and natural gas;

•

The effect of political and economic conditions in oil and natural gas producing countries, including uncertainty or instability resulting from civil unrest, terrorism or war, such as the current conflicts between Russia and Ukraine, the Israel-Hamas war, the Israel-Iran conflict, recent events in Venezuela, and other instability in the Middle East;

•

Current and future declines in economic activity and recessions, changes in inflation and interest rates, and their effect on the Company, its property, prospects and the supply and demand, and ultimate price of oil and natural gas;

•	The status and availability of oil and natural gas gathering, transportation, and storage facilities owned and operated by third parties;

•

An increase in the differential between the NYMEX or other benchmark prices of oil and natural gas and the wellhead price we receive for our production may adversely affect our business, financial condition, and results of operations;

•	New or amended environmental legislation or regulatory initiatives which could result in increased costs, additional operating restrictions, or delays, or have other adverse effects on us;

•	The effect of future shut-ins of our operated production, should market conditions significantly deteriorate;

•	Declines in the value of our crude oil, natural gas and NGL properties resulting in impairments;

•	Our need for additional capital to complete future acquisitions, conduct our operations and fund our business, and our ability to obtain such necessary funding on favorable terms, if at all;

•	Our ability to generate sufficient cash flow to meet any future debt service and other obligations due to events beyond our control;

•

The fact that all of our assets and operations are located in the Permian Basin, the Powder River Basin, and the D-J Basin, making us vulnerable to risks associated with operating in only three geographic areas;

•

The speculative nature of our oil and gas operations, and general risks associated with the exploration for, and production of oil and gas; including accidents, equipment failures or mechanical problems which may occur while drilling or completing wells or in production activities; operational hazards and unforeseen interruptions for which we may not be adequately insured; the threat and impact of terrorist attacks, cyber-attacks or similar hostilities; declining reserves and production; and losses or costs we may incur as a result of title deficiencies or environmental issues in the properties in which we invest, any one of which may adversely impact our operations;

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•	Potential conflicts of interest that could arise for certain members of our management team and Board of Directors that hold management positions with other entities and our largest stockholder;

•	The limited control we have over activities on properties we do not operate;

•	The estimates of the value of our oil and gas properties and accounting in connection therewith;

•	Intense competition in the oil and natural gas industry;

•	Our competitors’ use of superior technology and data resources that we may be unable to afford or obtain the use of;

•

Changes in the legal and regulatory environment governing the oil and natural gas industry, including new or amended environmental legislation or regulatory initiatives which could result in increased costs, additional operating restrictions, or delays, or have other adverse effects on us;

•	Uncertainties associated with enhanced recovery methods which may result in us not realizing an acceptable return on our investments in such projects or suffering losses;

•	Requirements that we must drill on certain of our acreage in order to hold such acreage by production;

•	Improvements in or new discoveries of alternative energy technologies that could have a material adverse effect on our financial condition and results of operations;

•	Future litigation or governmental proceedings which could result in material adverse consequences, including judgments or settlements;

•	The currently sporadic and volatile market for our common stock;

•	Our dependence on the continued involvement of our present management;

•

The fact that affiliates of Juniper Capital Advisors, L.P. (“Juniper”), which are entitled to appoint, and have appointed, three of the six members of the Company's Board of Directors, beneficially own a majority of our common stock and that Juniper’s interests may be different from other shareholders;

•	Our ability to maintain the listing of our common stock on the NYSE American;

•	Dilution caused by future offerings;

•	Future material impairments of our oil and gas assets; and

•	Other risks described under “Risk Factors” below.

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The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 172,421 shares of common stock issued to the Selling Stockholders pursuant to restricted stock awards granted by the Company to the Selling Stockholders under the Plans. Subject to the satisfaction of any conditions to vesting of the shares of common stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of common stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Corporate Information

Our principal executive offices are located at 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079. Our telephone number is (713) 221-1768. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on our website at https://www.pedevco.com/sec-filings. The information contained on, or that can be accessed through, our website is not incorporated by reference into this Reoffer Prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the Securities and Exchange Commission.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q (if any), which are incorporated by reference herein in their entirety, together with the other information in this Reoffer Prospectus or any prospectus supplement and documents incorporated by reference in this Reoffer Prospectus or any prospectus supplement. The risks described in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Reoffer Prospectus and the documents or information incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others:

•	our business strategy;
•	our reserves;
•	our technology;

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•	our cash flows and liquidity;
•	our financial strategy, budget, projections and operating results;
•	oil and natural gas realized prices;
•	timing and amount of future production of oil and natural gas;
•	the availability of oil field labor;
•	the amount, nature and timing of capital expenditures, including future exploration and development costs;
•	drilling of wells;
•	government regulation and taxation of the oil and natural gas industry;
•	changes in, and interpretations and enforcement of, environmental and other laws and other political and regulatory developments, including in particular additional permit scrutiny in Colorado;
•	exploitation projects or property acquisitions;
•	costs of exploiting and developing our properties and conducting other operations;
•

general economic conditions in the United States and around the world, including the effect of regional or global health pandemics (such as, for example, the 2019 coronavirus (“COVID-19”)), recent changes in inflation and interest rates, and risks of recessions, including as a result thereof;

•	competition in the oil and natural gas industry;
•	effectiveness of our risk management activities;
•	environmental liabilities;
•	counterparty credit risk;
•	developments in oil-producing and natural gas-producing countries;
•

political conditions in or affecting oil, natural gas liquids (NGLs) and natural gas producing regions and/or pipelines, including in Eastern Europe, the Middle East and South America, for example, as experienced with the Russian invasion of the Ukraine in February 2022 and the current conflict in Iran, which conflicts are ongoing;

•	our future operating results;
•	the benefits of our recent acquisitions and future acquisition transactions;
•	our estimated future reserves and the present value of such reserves;
•	our plans, objectives, expectations and intentions contained in this Reoffer Prospectus that are not historical; and
•	those risks discussed under, or incorporated by reference in, “Risk Factors” above.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this Reoffer Prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this Reoffer Prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

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Forward-looking statements speak only as of the date of this Reoffer Prospectus or the date of any document incorporated by reference in this Reoffer Prospectus, and any prospectus supplement and the documents incorporated therein, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this Reoffer Prospectus, or any prospectus supplement, or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under, and incorporated by reference into, “Risk Factors” and other sections of this Reoffer Prospectus, and the documents we incorporate by reference, and any prospectus supplement and the documents incorporated therein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this Reoffer Prospectus, and the documents we incorporate by reference, or any prospectus supplement and the documents incorporated therein. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

You should read this Reoffer Prospectus and the documents that we reference in this Reoffer Prospectus, and any prospectus supplement and the documents incorporated therein, and those documents we have filed as exhibits to the registration statement, of which this Reoffer Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of September 15, 2026 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of common stock owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of common stock each person will own after the offering, assuming they sell all of the shares offered.

The number of shares to be sold by any Selling Stockholder under this Reoffer Prospectus also may be increased or decreased by a prospectus supplement. Each Selling Stockholder who is an affiliate of the Company (as defined in Rule 405 under the Securities Act) may offer and resell, by means of this Reoffer Prospectus, shares of common stock without regard to the volume limitations of Rule 144(e) under the Securities Act, for so long as the Company satisfies the registrant requirements for use of Form S-3 under the Securities Act. If the Company at any time ceases to satisfy such requirements, the amount of common stock offered or resold under this Reoffer Prospectus by each such affiliate Selling Stockholder, during any three-month period, may not exceed the amount specified in Rule 144(e) of the Securities Act. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

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We are registering for resale the shares covered by this reoffer prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus to resell the shares when and as they deem appropriate. The shares may not be sold unless and until the applicable awards vest, as applicable, in accordance with the terms and conditions of the Plans.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.

Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their common stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o PEDEVCO Corp., 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079.

Selling Stockholder	Shares of Common Stock Owned Before Resale (1)		Percentage of Common Stock Owned Before Resale (1)(3)	Shares of Common Stock Offered for Resale in this Offering (1)	Shares of Common Stock Owned After Resale (2)	Percentage of Common Stock Owned After Resale (2)(3)
John K. Howie	11,467		*	10,467	1,000	*
Kristel Franklin	5,727		*	5,727	—	—
Martyn Willsher	25,727		*	5,727	20,000	*
Simon G. Kukes	4,396,720	(4)	33.1%	150,500	4,246,220	31.9%

*	Less than 1%

(1)

Includes shares of common stock owned or issuable on option exercise and vesting of stock awards to the person as of sixty days following the Determination Date. Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of such security. Certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of common stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of common stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of common stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date hereof.

Includes shares of common stock issued to the Selling Stockholder pursuant to restricted stock awards granted under the Plans, which are vested as of the Date of Determination and in certain cases which remain subject to vesting as of the Date of Determination. The unvested shares remain subject to the vesting and forfeiture provisions of the applicable award agreements and may not be sold pursuant to this Reoffer Prospectus unless and until the applicable vesting conditions have been satisfied.

(2)

Assumes all of the shares of common stock being offered are sold in the offering, that shares of common stock owned by such Selling Stockholder on the Determination Date, but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired.

(3)	Percentages are based on 13,292,013 shares of common stock outstanding as of the Determination Date.

(4)

Consisting of: (a) 406,097 shares held by Dr. Simon G. Kukes; (b) 3,990,473 shares of common stock held by The SGK 2018 Revocable Trust; and (c) 150 shares of common stock held by the spouse of Dr. Kukes. The SGK 2018 Revocable Trust is a family trust of which Dr. Kukes is the trustee and beneficiary, and as such, Dr. Kukes is deemed to be the beneficial owner of the shares held by The SGK 2018 Revocable Trust.

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Material Relationships with the Selling Stockholders

Dr. Kukes previously served as Chief Executive Officer of the Company from July 2018 until January 2025, when he stepped down and assumed the position of Executive Chairman of the board of directors of the Company. On October 31, 2025, Dr. Kukes resigned as a member of the Board of Directors of the Company.

John K. Howie has been a member of the Board of Directors of the Company since July 2025.

Kristel Franklin and Martyn Willsher were appointed to the Board of Directors of the Company effective October 31, 2025.

Additional related party transactions related to Dr. Kukes and the other Selling Stockholders are included in the Company’s most recent proxy statement for its 2026 Annual Meeting of Stockholders, under the heading “Certain Relationships and Related Party Transactions”, which is incorporated by reference herein. See also “Information Incorporated By Reference” and “Where You Can Find More Information”.

Indemnification of Directors and Officers

Our Certificate of Formation and bylaws authorize us to indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company.

We have also entered into a customary indemnification agreement with each of our officers and directors (including each of the Selling Stockholders). The indemnification agreement provides, among other things, that the Company will indemnify each party thereto under the circumstances and to the extent provided for therein, for certain expenses he may be required to pay in connection with certain claims to which such person may be made a party by reason of his position as an officer or director of the Company, and otherwise to the fullest extent permitted under the TBOC and the Company’s governing documents.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Stockholders and any of their pledgees, assignees and successors-in-interest, to conduct public secondary trading of these Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

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The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE American;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

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The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Each Selling Stockholder who is an affiliate of the Company (as defined in Rule 405 under the Securities Act) may offer and resell, by means of this Reoffer Prospectus, shares of common stock without regard to the volume limitations of Rule 144(e) under the Securities Act, for so long as the Company satisfies the registrant requirements for use of Form S-3 under the Securities Act. If the Company at any time ceases to satisfy such requirements, the amount of common stock offered or resold under this Reoffer Prospectus by each such affiliate Selling Stockholder, during any three-month period, may not exceed the amount specified in Rule 144(e) of the Securities Act.

 LEGAL MATTERS

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by The Loev Law Firm, PC, Bellaire, Texas.

EXPERTS

The consolidated financial statements of PEDEVCO Corp. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, incorporated by reference into this Reoffer Prospectus have been so incorporated in reliance upon the report of Weaver and Tidwell, L.L.P., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of North Peak Oil and Gas as of December 31, 2024 and 2023 and for the years then ended and the related notes, are incorporated into this Reoffer Prospectus by reference from the Current Report on Form 8-K/A (Amendment No. 2) of the Company filed with the SEC on January 9, 2026, have been audited by Whitley Penn LLP, an independent registered public accounting firm, as set forth in their report thereon, and have been incorporated into this Reoffer Prospectus in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The information incorporated by reference into this Reoffer Prospectus regarding PEDEVCO’s estimated quantities of total proved reserves and the future net revenues from those reserves as of December 31, 2025, is based on the proved reserve report prepared by Cawley, Gillespie & Associates, Inc., PEDEVCO’s independent petroleum engineers. These estimates are incorporated by reference into this Reoffer Prospectus in reliance upon the authority of such firm as an expert in these matters.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this Reoffer Prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Reoffer Prospectus. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this Reoffer Prospectus.

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We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 31, 2026 (File No. 001-35922);

(b)

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 14, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Commission on August 13, 2026 (File No. 001-35922);

(c)

Our Definitive Proxy Statement on Schedule 14A (subject to the provisions thereof which provide that they are not incorporated by reference into Securities Act filings), filed with the Commission on July 15, 2026, as supplemented by Supplement No. 1 thereto filed with the Commission on July 24, 2026 (File No. 001-35922);

(d)

Our Current Reports on Form 8-K and Form 8-K/A, as applicable (other than information furnished rather than filed) filed with the Commission on November 3, 2025, December 23, 2025, January 9, 2026, January 9, 2026, January 30, 2026, February 5, 2026, February 25, 2026, March 3, 2026, March 3, 2026, March 13, 2026, May 8, 2026, May 20, 2026, June 24, 2026, June 29, 2026, July 17, 2026, July 24, 2026, August 25, 2026, and August 28, 2026 (File No. 001-35922); and

(e)

The description of the Company’s Common Stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-35922), including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to:

PEDEVCO Corp.

Attention: Corporate Secretary

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

Telephone (713) 221-1768.

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WHERE YOU CAN FIND MORE INFORMATION

We will file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://www.pedevco.com/sec-filings. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this Reoffer Prospectus.

13

PEDEVCO Corp.

172,421 Shares of Common Stock

Reoffer Prospectus

September 15, 2026

14

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 31, 2026 (File No. 001-35922);

(b)

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 14, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Commission on August 13, 2026 (File No. 001-35922);

(c)

Our Definitive Proxy Statement on Schedule 14A (subject to the provisions thereof which provide that they are not incorporated by reference into Securities Act filings), filed with the Commission on July 15, 2026, as supplemented by Supplement No. 1 thereto filed with the Commission on July 24, 2026 (File No. 001-35922);

(d)

Our Current Reports on Form 8-K and Form 8-K/A, as applicable (other than information furnished rather than filed) filed with the Commission on November 3, 2025, December 23, 2025, January 9, 2026, January 9, 2026, January 30, 2026, February 5, 2026, February 25, 2026, March 3, 2026, March 3, 2026, March 13, 2026, May 8, 2026, May 20, 2026, June 24, 2026, June 29, 2026, July 17, 2026, July 24, 2026, August 25, 2026, and August 28, 2026 (File No. 001-35922); and

(e)

The description of the Company’s Common Stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-35922), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

PEDEVCO Corp.

Attention: Corporate Secretary

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

Telephone (713) 221-1768.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

 Section 7.001 of the Texas Business Organizations Code (the “TBOC”) permits a Texas corporation, through its certificate of formation, to limit or eliminate the personal liability of its managerial officials, which include directors and officers, to the corporation or its shareholders for monetary damages for acts or omissions in their capacities as managerial officials, subject to certain exceptions. Chapter 8 of the TBOC also contains provisions relating to the indemnification of directors, officers and certain other persons and permits a corporation to purchase and maintain insurance or other arrangements for such persons.

Under Chapter 8 of the TBOC, a corporation may indemnify a director against judgments and reasonable expenses actually incurred in connection with a proceeding if the applicable statutory standards are satisfied, including that the director acted in good faith and reasonably believed, in the case of conduct in the director's official capacity, that the conduct was in the corporation's best interests and, in other cases, that the conduct was not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also have had no reasonable cause to believe that the conduct was unlawful. Chapter 8 also permits indemnification and advancement of expenses to officers, employees and agents as provided therein. A corporation is required to indemnify a director or officer against reasonable expenses actually incurred in connection with a proceeding if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Our Second Amended and Restated Certificate of Formation provides that, to the fullest extent permitted by the TBOC, our directors will not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. However, Section 7.001 of the TBOC does not permit the elimination or limitation of a director’s liability to the extent the director is found liable under applicable law for (i) a breach of the director's duty of loyalty, if any, to us or our shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty to us or involves intentional misconduct or a knowing violation of law; (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (iv) an act or omission for which the director's liability is expressly provided by an applicable statute.

Our Second Amended and Restated Certificate of Formation authorizes us, to the fullest extent permitted by applicable law, to provide indemnification and advancement of expenses to persons entitled to indemnification under the TBOC. Our Bylaws provide for indemnification of our directors and officers, subject to the conditions and limitations set forth therein and under applicable law.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors pursuant to which we have agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us. We also maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

			Incorporated By Reference
Exhibit No.	Description	Filed or furnished herewith	Form	Exhibit	Filing Date/Period End Date	File Number

4.1	Second Amended and Restated Certificate of Formation of PEDEVCO Corp., filed with the Secretary of State of Texas on February 27, 2026		8-K	3.1	March 3, 2026	001-35922
4.2	Certificate of Amendment to Second Amended and Restated Certificate of Formation, affecting a 1-for-20 Reverse Stock Split of the Outstanding Common Stock, filed with the Secretary of State of Texas on March 10, 2026		8-K	3.2	March 13, 2026	001-35922
4.3	Amended and Restated Bylaws of PEDEVCO Corp. dated October 29, 2025		8-K	3.2	November 3, 2025	001-35922
5.1*	Opinion of The Loev Law Firm, PC (included with this registration statement)	☒
23.1*	Consent of Weaver and Tidwell, L.L.P. (included with this registration statement)	☒
23.2*	Consent of Whitley Penn LLP (included with this registration statement)	☒
23.3*	Consent of Cawley, Gillespie & Associates, Inc. (included with this registration statement)	☒
23.4*	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)	☒
24.1*	Power of Attorney (included on the signature page of this registration statement)	☒
99.1	PEDEVCO Corp. 2021 Equity Incentive Plan**		8-K	10.1	September 1, 2021	001-35922
99.2	First Amendment to PEDEVCO Corp. 2021 Equity Incentive Plan**		8-K	10.1	August 30, 2024	001-35922
99.3	Second Amendment to PEDEVCO Corp. 2021 Equity Incentive Plan**		8-K	10.7	November 3, 2025	001-35922
99.4	Third Amendment to PEDEVCO Corp. 2021 Equity Incentive Plan**		8-K	10.4	August 28, 2026	001-35922
99.5	Form of Stock Option Agreement (2021 Equity Incentive Plan) **		S-8	99.2	September 1, 2021	333-259248
99.6	Form of Restricted Shares Grant Agreement (2021 Equity Incentive Plan) **		S-8	99.3	September 1, 2021	333-259248
99.7	PEDEVCO Corp. 2021 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement**		8-K	10.4	June 24, 2026	001-35922
99.8	PEDEVCO Corp. 2021 Equity Incentive Plan Form of Performance-Based Restricted Stock Unit Award Agreement **		8-K	10.5	June 24, 2026	001-35922
99.9	PEDEVCO Corp. 2021 Equity Incentive Plan Form of Performance-Based Restricted Stock Unit Award Agreement Performance Matrix**		8-K	10.6	June 24, 2026	001-35922
107*	Filing Fee Table	☒

*	Filed herewith.

**	Indicates management contract or compensatory plan or arrangement.

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Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” tables in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on September 15, 2026.

PEDEVCO CORP.

By: /s/ J. Douglas Schick
J. Douglas Schick
President and Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below constitutes and appoints J. Douglas Schick and Robert “Bobby” Long, or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: /s/ J. Douglas Schick	President, Chief Executive Officer and Director	September 15, 2026
J. Douglas Schick	(Principal Executive Officer)

By: /s/ Robert “Bobby” Long	Chief Financial Officer	September 15, 2026
Robert “Bobby” Long	(Principal Financial and Accounting Officer)

By: /s/ Josh Schmidt	Chairman	September 15, 2026
Josh Schmidt

By:/s/ John K. Howie	Director	September 15, 2026
John K. Howie

By: /s/ Martyn Willsher	Director	September 15, 2026
Martyn Willsher

By: /s/ Kristel Franklin	Director	September 15, 2026
Kristel Franklin

By: /s/ Edward Geiser	Director	September 15, 2026
Edward Geiser

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